EXHIBIT 24.0

POWERS OF ATTORNEY

     KNOW ALL YE BY THESE PRESENTS, that the undersigned directors and officers of The Ryland Group, Inc., a Maryland corporation, constitute and appoint Timothy J. Geckle, Gordon A. Milne and R. Chad Dreier, or any of them, the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority in said agents and attorneys-in-fact, and in any of them, to sign for the undersigned in their respective names as directors and officers of The Ryland Group, Inc., its Registration Statement on Form S-8, and any amendment (including post-effective amendments) or supplement thereto, relating to the offer and sale of common stock of the Corporation pursuant to the 2004 Non-Employee Director Equity Plan and to sign for the undersigned in their respective names as directors and officers of The Ryland Group, Inc., its Post-Effective Amendment No. 1 to Form S-8 for the 2000 Non-Employee Director Equity Plan relating to the deregistration of shares thereunder, to be filed with the Securities and Exchange Commission under the Securities Act of 1933. We hereby confirm all acts taken by such agents and attorneys-in-fact, or each of them, as herein authorized.

Signature	Title	Date

/s/ R. Chad Dreier R. Chad Dreier	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	October 22, 2004

/s/ Gordon A. Milne Gordon A. Milne	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	October 22, 2004

/s/ David L. Fristoe David L. Fristoe	Senior Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	October 22, 2004

/s/ Daniel T. Bane Daniel T. Bane	Director	October 22, 2004

/s/ Leslie Frécon Leslie M. Frécon	Director	October 22, 2004

/s/ Roland A. Hernandez Roland A. Hernandez	Director	October 22, 2004

/s/ William L. Jews William L. Jews	Director	October 22, 2004

/s/ Ned Mansour Ned Mansour	Director	October 22, 2004

/s/ Robert E. Mellor Robert E. Mellor	Director	October 22, 2004

/s/ Norman J. Metcalfe Norman J. Metcalfe	Director	October 22, 2004

Signature	Title	Date

/s/ Charlotte St. Martin Charlotte St. Martin	Director	October 22, 2004

/s/ Paul J. Varello Paul J. Varello	Director	October 18, 2004

/s/ John O. Wilson John O. Wilson	Director	October 15, 2004